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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT



                                     BETWEEN



                                 AMEDISYS, INC.


                                       AND


                                   JOHN NUGENT













                                 October 1, 2001



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                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT ("Agreement") entered into as of the 1st day of October, 2001, and continuing for an indefinite duration, by and between AMEDISYS, INC., a Delaware corporation (the "Company") and JOHN NUGENT ("NUGENT").

                                   RECITALS:

               A. The Company owns, manages and/or operates agencies and facilities for the provision of home health care services (the "Business").

               B. NUGENT is employed by the Company as the Chief Development Officer;

               NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

               1. RECITATIONS. The above recitations are incorporated herein by this reference.

               2. PERFORMANCE OF DUTIES. NUGENT shall perform such duties as are usually performed by the Chief Development Officer of health care companies of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time to time by the Company's Chief Executive Officer which are reasonable and consistent with the expectations of the Company and the Company's operations, taking into account NUGENT's expertise and job responsibilities, including but not limited to, adherence to internal compliance and governmental and regulatory rules, regulations and applicable laws. NUGENT shall report directly to the Chief Executive Officer of the Company or his designee.

                       2.1 Devotion of Time. NUGENT agrees to devote full time and attention to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to NUGENT and to use reasonable best efforts to perform faithfully and efficiently such responsibilities.

               3. TERMINATION OF EMPLOYMENT.


                       3.1 Termination of Employment by the Company for Cause. The Company may terminate NUGENT's employment for Cause, as defined herein, without any obligation of severance payments to NUGENT. Cause shall be defined as follows:

                                (a) a material default or breach by NUGENT of
any of the provisions of this Agreement materially detrimental to the Company which is not cured within thirty (30) days following written notice thereof;

                                (b) actions by NUGENT constituting fraud,
embezzlement or dishonesty which result in a conviction of a criminal offense not overturned on appeal;

                                (c) intentionally furnishing materially false,
misleading, or omissive information to the Company's Chief Executive Officer, Board of Directors or any committee of the Board of Directors, that is materially detrimental to the Company;

                                (d) actions constituting a breach of the
confidentiality of the Business and/or trade secrets of the Company which is materially detrimental to the Company; and



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                                (e) willful failure to follow reasonable and
lawful directives of the Company's Chief Executive Officer or Board of Directors, which are consistent with NUGENT's job responsibilities and performance which is not cured within thirty (30) days following written notice thereof.

                       3.2 Termination Without Cause. The Company shall have the right to terminate NUGENT' employment without Cause, at any time and subject to the sole discretion of the Company. In such event, NUGENT will cease to have any power of his position as of the effective date of the termination.

                       3.3 Termination by NUGENT. NUGENT may terminate his employment upon thirty (30) days written notice to the Company. Such notice shall set forth in sufficient detail for the Company to understand the nature of the facts underlying said termination.

                       3.4 Change of Control. Upon the occurrence of a "Change of Control," if such occurs prior to NUGENT's receiving a notice of termination by the Company for Cause, NUGENT shall be entitled to the Severance described herein. "Change of Control" is defined as the following:

                                (a) The acquisition by any person, entity or
"group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one (51%) percent or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided however, purchase by underwriters in a firm commitment public offering of the Company's securities or any securities purchased for investment only by professional investors shall not constitute a Change of Control; and

                                (b) The individuals who serve on the Company's
Board of Directors as of the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, any person who becomes a director subsequent to the effective date of this Agreement, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then compiling the Incumbent Board, shall for purposes of this Agreement be considered as if such person was a member of the Incumbent Board.

               4. COMPENSATION.

                       4.1 Salary. Company shall pay to NUGENT a base salary at the annual rate of $175,000 (the "Base Salary"). Notwithstanding anything herein to the contrary, the Company shall have the sole discretion at any time and from time to time to increase the Base Salary. Base Salary shall be payable in installments consistent with the Company's normal payroll schedule, in effect from time to time, subject to applicable withholding and other taxes.

                       4.2 Base Salary Increases. Commencing October 1, 2002, NUGENT's Base Salary shall be automatically increased on February 1 of each year during the term hereof by the greater of (i) six (6%) percent, or (ii) $12,000.00. Notwithstanding anything herein to the contrary, the Chief Executive Officer may grant a Base Salary Increase in excess of the amount stipulated to within this Section 4.2.

                       4.3 Bonus. At the end of each fiscal year of employment, the Company shall pay NUGENT a bonus up to $87,500, payable in terms which shall be at the Company's discretion, and only if the Company attains or exceeds the operating income (loss) as presented in the budget approved by the Company's Board of Directors for that fiscal year, and if certain performance based criteria which shall, from time to time, be determined by the Company and made known to NUGENT are met. Notwithstanding anything herein to the contrary, the Chief Executive Officer may pay a bonus in excess of the amount earned



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pursuant to this Section 4.3. Any bonus payments due hereunder are subject to set-off pursuant to that certain Loan Agreement by and between the Company and Nugent of even date herewith.

                       4.4 Stock Options. Upon execution of this Agreement, Nugent shall be granted options to purchase 25,000 shares of the Company's common stock, said grant date to be October 1, 2001. On October 1, 2003, and on October 1 of each following year during the term hereof, the Company shall cause to be granted to NUGENT, pursuant to a stock option plan duly adopted by the Company or otherwise, options to purchase such number of shares of the Company's common stock equal to the greater of (i) seventy five one-hundredths (.75%) percent of the number of shares of Company common stock issued by the Company during the preceding fiscal year; or (ii) 12,500 shares. Notwithstanding anything herein to the contrary, NUGENT shall not be entitled to the grant of options during any time in which NUGENT is receiving severance payments from the Company, as outlined below. Notwithstanding anything herein to the contrary, the Chief Executive Officer may recommend that the Board of Directors of the Company grant options in excess of the amount stipulated to in this Section 4.4.

                       4.5 Severance Compensation. Should NUGENT be terminated without Cause, as defined herein, or should a Change of Control, as defined herein, occur during NUGENT's employment with Company, NUGENT shall be entitled to severance compensation in an amount equal to eighteen (18) months of NUGENT's Base Salary at the time of such termination without cause or Change of Control, payable at the discretion of the Company, but at a minimum, payable by the Company via regularly scheduled payroll distributions until the entire severance amount due NUGENT is paid in full. Severance compensation is subject to set-off pursuant to that certain Loan Agreement by and between the Company and Nugent of even date herewith.

                       4.6 Additional Benefits.

                                (a) Vacation. NUGENT shall be entitled to the
maximum amount of paid time off for Company employees stipulated by the Company PTO policy during each calender year of his employment with the Company. In addition, NUGENT shall be entitled to paid time off for the same holidays as other employees of the Company as established by the Company's Board of Directors.

                                (b) Reimbursement of Expenses. NUGENT is
authorized to incur reasonable traveling and other expenses in connection with the Business and in performance of his duties under this Agreement. NUGENT shall be reimbursed by the Company for all Business expenses which are reasonably incurred by NUGENT. All reimbursable travel expenses shall be in accordance with mutually agreeable and reasonable policy.

                                (c) Participation in Employee Benefit Plans.
NUGENT shall be entitled to participate, subject to eligibility and other terms generally established by the Company's Board of Directors, in any employee benefit plan (including but not limited to life insurance plans, long-and short-term disability, stock option plans, group hospitalization, health, dental care plans, (which health insurance plans shall also cover NUGENT's dependents) profit sharing and pension, and other benefit plans), as may be adopted or amended by the Company from time to time.

               5. REPRESENTATION BY NUGENT. NUGENT hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of present or past physical or mental conditions which would cause him not to be able to perform his duties hereunder.



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               6. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION.

                       6.1 Confidentiality. NUGENT shall not, during his employment with the Company or any time thereafter, divulge, furnish or make accessible to anyone, without the Company's prior written consent, any knowledge or information with respect to any confidential or secret aspect of the Business which if disclosed could reasonably be expected to have a material adverse effect on the Business ("Confidential Information").

                       6.2 Ownership of Information. NUGENT recognizes that all Confidential Information and copies or reproductions thereof, relating to the Company's operations and activities made or received by NUGENT in the course of his employment are the exclusive property of the Company, as the case may be, and NUGENT holds and uses same as trustee for the Company and subject to the Company's sole control and will deliver same to the Company at the termination of his employment, or earlier if so requested by the Company in writing. All of such Confidential Information, which if lost or used by NUGENT outside the scope of his employment, could cause irreparable and continuing injury to the Company's Business for which there may not be an adequate remedy at law. NUGENT acknowledges that compliance with the provisions of this Section 6 is necessary to protect the goodwill and other proprietary interests of the Company and is a material condition of employment.

               7. RESTRICTIVE COVENANT. As an inducement to cause the Company to enter into this Agreement, and in consideration of the Severance obligation of Company herein, NUGENT covenants and agrees that during his employment and, for a period of eighteen (18) months after he ceases to be employed by Company, regardless of the manner or cause of termination:

                       7.1 Solicitation of Business. He will not initiate any contact with, call upon, solicit Business from, sell or render services to any client or patient of the Company or any Company affiliate, within any area which the Company conducts business, a list of which is included in Schedule 7.1, which is attached hereto and incorporated herein ("Restricted Area"), for or on behalf of himself or any business, firm, proprietorship, corporation, partnership, association, entity or venture primarily engaged in the business of providing home health, alternate site infusion therapy or ambulatory surgery services, which is a similar business as the Business ("Competing Business"), and NUGENT shall not directly or indirectly aid or assist any other person, firm or corporation to do any of the aforesaid acts.

                       7.2 Solicitation of Employees. He will not directly or indirectly, as principal, agent, owner, partner, stockholder, officer, director, employee, independent contractor or consultant of any competing Business, or in any individual or representative capacity hire, solicit, directly or indirectly cause others to hire, or solicit the employment of, any officer, sales person, agent, or other employee of the Company or any Company affiliate, for the purpose of causing said officer, sales person, agent or other person to terminate employment with the Company or any Company affiliate and be employed by such competing Business.

                       7.3 Employment. He will not accept or engage employment with, or consult, contract or otherwise provide services to, any Competing Business operating within the Restricted Area.

                       7.4 Material Violation. A proven material violation of this Section 7 shall constitute a material and substantial breach of this Agreement and shall result in the imposition of the Company's remedies contained in Section 8 herein. NUGENT acknowledges and agrees that proof of such personal solicitation by NUGENT of an employee shall constitute absolute and conclusive evidence that NUGENT has substantially and materially breached the provisions of this Agreement.

                       7.5 Other Employment. It is understood by and between the parties that the foregoing covenants set forth in Sections 6 and 7 are essential elements of this Agreement, and that but for



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the Agreement of NUGENT to comply with such covenants, the Company would not have entered into this Agreement. Such covenants by NUGENT shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action NUGENT may have against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

                       7.6 Defaults and Deferred Compensation.

                                (a) NUGENT Breach. If NUGENT breaches any
requirement of Section 7 herein, in addition to any other remedy to which the Company may be entitled, NUGENT shall return to the Company any Severance already paid to NUGENT at the time of said breach, and all of NUGENT's rights to receive any portion of his Severance not already paid to him shall terminate. The right to receive unpaid Severance will not be reinstated notwithstanding any cessation by NUGENT of his breach of Section 7.

                       7.7 Discontinued Operations. Notwithstanding anything in this Section 7 to the contrary, this Section 7 shall not apply to any of the Company's product or service divisions which at the time of NUGENT's employment termination was considered by the Company to be a discontinued operation.

               8. REMEDIES. NUGENT hereby acknowledges, covenants and agrees that in the event of a material default or breach under this Agreement, in addition to any other remedy set forth herein:

                       8.1 Company may suffer irreparable and continuing damages as a result of such breach and its remedy at law will be inadequate. NUGENT agrees that in the event of a violation or breach of this Agreement, in addition to any other remedies available to it, Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, with the requirement to prove actual damages or to post any bond or any other security and to any other equitable relief the court deems proper; and

                       8.2 Any and all of Company's remedies described in this Agreement shall not be exclusive and shall be in addition to any other remedies which Company may have at law or in equity including, but not limited to, the right to monetary damages.

               9. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid.

               10. SUCCESSORS AND ASSIGNS.

                       10.1 Successors. This Agreement shall be binding upon the parties hereto and their successors and assigns. For purposes of this Agreement, the term "successor" of Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls: (i) all or substantially all of the assets of Company (ii) fifty- one percent (51%) or more of the total voting capital stock, and was not affiliated with or in common control of Company as of the date of this Agreement; or (iii) any other Business combination with or without the consent of Company's shareholders.

                       10.2 Assignment. This Agreement shall be non-assignable by either Company or NUGENT without the written consent of the other party, it being understood that the obligations and performance of this Agreement are personal in nature.



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               11. MISCELLANEOUS.

                       11.1 Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

                       11.2 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

                       11.3 Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

                       11.4 Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

                       11.5 Attorneys' Fees. In the event of any litigation arising out of this Agreement the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs, including attorneys' fees and costs incurred on appeal.

                       11.6 Prior Agreements. This Agreement supersedes and replaces all prior agreements between the parties hereto dealing with the subject matter hereof.

                       11.7 Governing Law. This Agreement shall be governed by the laws of Louisiana.

                       11.8 Execution. It is the intention of the parties hereto that this Agreement will not be valid and binding upon the parties hereto until such time as this Agreement is executed by both parties in accordance herewith.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           AMEDISYS, INC.


                                           By:
                                              ---------------------------------
                                                    WILLIAM F. BORNE, CEO


                                           ------------------------------------
                                                        JOHN NUGENT



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